EXHIBIT 5.1


                       AKERMAN, SENTERFITT & EIDSON, P.A.
                           350 East Las Olas Boulevard
                                   16th Floor
                         Fort Lauderdale, Florida 33301


January 7, 2000

nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, Florida  33417

              Re:   Registration Statement on Form S-8
Gentlemen:

         You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") in connection with the registration for sale of an aggregate of 4,500,000 shares (the "Shares") of the common stock, $.05 par value per share of nStor Technologies, Inc. (the "Company") which may be issued by the Company to participants in the nStor Technologies, Inc. 1996 Stock Option Plan (the "Plan").

         We have reviewed copies of the Restated Certificate of Incorporation, as amended and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

         Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized, and, assuming the Shares are issued in accordance with the terms and conditions of the Plan, will be, when issued against the exercise price therefor and assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               Akerman, Senterfitt & Eidson, P.A.

                              /s/ Akerman, Senterfitt & Eidson, P.A.